For: YTB International, Inc.

Investor Contacts:
Garth Russell / Yemi Rose
KCSA Worldwide
212-896-1250 / 212-896-1233

YTB International Issues Further Update
on Reclassification and Stock Split
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WOOD RIVER, Ill., August 7, 2007 -YTB International, Inc. (OTC: YTBLA.PK) (“YTB” or the “Company”), today issued an update to investors regarding its July 31 stock split and reclassification.

As previously announced in press releases dated July 31, 2007 and August 1, 2007 as well as in the Company’s 2007 Definitive Proxy Statement, shareholders of record as of July 31, 2007 will receive two shares of Class B, and one share of Class A Common Stock in exchange for each share of existing common stock held as of the close of trading on the effective date, July 31, 2007. However, while the reclassification and stock split have been recognized by the national quotation services and NASDAQ, the Company has been informed that the new symbol for the Class A Common Stock is not yet available on terminals of market makers. As previously communicated YTB is actively working with market makers to provide to them company specific information that will enable them to complete the necessary NASD forms and to commence quotations in the Class A Common Stock under the new ticker symbol YTBLA.

The Company learned today from its transfer agent, American Stock Transfer & Trust Company, that the Depository Trust Company (DTC) has credited the Class B Common Stock shares issuable upon YTB International's reclassification and stock split today to all brokerage firms participating in DTC's book-entry system. The Company has been informed that there may be an additional delay from the time that shares are credited to a brokerage firm by DTC until the shares may be viewed by individual shareholders holding accounts with such brokerage firms. YTB encourages shareholders to contact their brokerage firms to inquire as to whether the shares of Class B Common Stock have been reflected in their individual accounts.

As mentioned in the Company's Definitive Proxy Statement and prior press releases, 2 shares of Class B Common Stock will be credited to each record holder of 1 share of the Company's common stock effective as of the close of trading on July 31, 2007. Only those persons who were record holders of YTB’s common stock as of the close of trading on July 31, 2007 will receive such shares.

As of July 31, 2007, YTB International had 38.9 million shares outstanding. The Company expects that once the approximately 77.8 million shares of Class B Common Stock which were issued to shareholders of record as of July 31, 2007, are credited to the accounts of beneficial holders, there will be approximately 116.7 million shares of common stock (Class A and Class B combined) owned beneficially by YTB International's shareholders.

The Company recommends that investors considering an investment in YTB should consult an investment advisor before making any investment decisions.

About YTB International
YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as “Reps.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents (RTAs, now numbering over 100,000), collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel website. The REZconnect Technologies division operates as a travel vendor relationship management company and offers franchises of brick and mortar travel agencies.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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This document is available on the KCSA Worldwide Website at www.kcsa.com.